UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 11, 2022 (August 5, 2022)

SOLUNA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40261	14-1462255
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

325 Washington Avenue Extension Albany, New York	12205
(Address of registrant's principal executive office)	(Zip code)

(518) 218-2550

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SLNH	The Nasdaq Stock Market LLC
9.0% Series A Cumulative Perpetual Preferred Stock, par value $0.001 per share	SLNHP	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

Spring Lane Contribution Agreement

On August 5, 2022, Soluna Holdings, Inc., a Nevada corporation (the “Company”), entered into a Contribution Agreement (the “Agreement”) with Soluna SLC Fund I Projects Holdco, LLC (“Spring Lane”), an unaffiliated third-party, Soluna DV Devco, LLC (“Devco”), an indirect wholly-owned subsidiary of Soluna Computing, Inc. (“SCI”), a wholly-owned subsidiary of the Company, and Soluna DVSL ComputeCo, LLC (“DVSL”) an entity formed in order to further the Company’s development project in Texas, (each, a “Party” and, together, the “Parties”). The Agreement was entered into in connection with that certain Bilateral Master Contribution Agreement by and between SCI and Spring Lane dated May 3, 2022, pursuant to which Spring Lane agreed to provide up to $35.0 million in project financing to SCI subject to various milestones and conditions precedent and represents an initial funding of up to $12.5 million.

Pursuant to the Agreement, the Company committed to a capital contribution of up to approximately $26.3 million to DVSL (the “Company Commitment”), and on August 5, 2022, the Company was deemed to have contributed approximately $8.1 million, through payment of capital expenditures and development costs made on behalf of DVSL by the Company prior to August 5, 2022. Further under the Agreement, Spring Lane committed to a capital contribution of up to $12.5 million to DVSL (the “Spring Lane Commitment”), and on August 5, 2022, Spring Lane contributed approximately $3.9 million. Under the Agreement, the Company and Spring Lane have committed to make subsequent contributions, up to their respective Company Commitment and Spring Lane Commitment amounts, on a pro rata basis, upon receipt of a contribution request from DVSL, as set forth in the Agreement and subject to the satisfaction of certain conditions described therein. The proceeds of any subsequent commitments will be applied to pay project costs in accordance with the project budget.

In exchange for their contributions, the Company and Spring Lane were issued 67.8% and 32.2% of the Class B Membership Interests in DVSL, respectively, and were admitted as Class B members of DVSL. Further pursuant to the Agreement, DVSL issued 100% of its Class A Membership Interests to Devco. The Agreement contains customary indemnification provisions, liquidation provisions and governance provisions with respect to DVSL. The Parties also entered into an Amended and Restated Limited Liability Company Agreement of DVSL providing for the governance of DVSL.

The representations, warranties and covenants contained in the Agreement were made solely for the purposes of such agreement and as of specific dates and were qualified and subject to certain limitations and exceptions agreed to by the Parties in connection with negotiating the terms of the Agreement. In particular, in your review of the representations and warranties contained in the Agreement, it is important to bear in mind that the representations and warranties were made solely for the benefit of the parties to the Agreement and were negotiated for the purpose of allocating contractual risk among them rather than to establish matters as facts. The representations and warranties may also be subject to a contractual standard of materiality or material adverse effect different from those generally applicable to stockholders and reports and documents filed with the Securities and Exchange Commission, and, in some cases, they may be qualified by disclosures made by one party to the other, which are not necessarily reflected in the Agreement or other public disclosures made the Company.

The foregoing summary description of the Agreement is subject to and qualified in its entirety by reference to the Agreement, which is filed as Exhibit 10.1 hereto and incorporated by reference herein.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Form 8-K is incorporated herein by reference in this Item 2.03.

Item 8.01. Other Events.

On August 11, 2022, the Company issued a press release announcing the entering into the Agreement. A copy of the Press Release is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Contribution Agreement by and between Soluna Holdings, Inc., Soluna SLC Fund I Projects Holdco, LLC, Soluna DV Devco, LLC, and Soluna DVSL ComputeCo, LLC, dated August 5, 2022.*

99.1	Press Release of the Company, dated August 11, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*Schedules, exhibits and similar supporting attachments to this exhibit are omitted pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish a supplemental copy of any omitted schedule or similar attachment to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 11, 2022	SOLUNA HOLDINGS, INC.

	By:	/s/ Michael Toporek
Name: Michael Toporek Title: Chief Executive Officer